United States
Securities and Exchange Commission
Washington, D.C. 20549

Form 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 27, 2016

Jones Lang LaSalle Incorporated
(Exact name of registrant as specified in its charter)

Maryland	001-13145	36-4150422
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation or organization)

200 East Randolph Drive, Chicago, IL	60601
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 312-782-5800

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On May 27, 2016, Jones Lang LaSalle Incorporated (the “Company”) held its Annual Meeting of Shareholders (the “Meeting”).

Of the 45,116,460 total shares of common stock of the Company that were issued and outstanding on March 14, 2016, the record date for the Meeting, 40,622,871 shares, constituting 90.04% of the total outstanding shares, were represented in person or by proxy at the Meeting. The matters voted upon at the Meeting and the results of such voting are set forth below based on the information we received on the day of the meeting from our vote tabulator, Broadridge Investor Communications.

1.	The ten nominees for Directors were elected to serve one-year terms to expire at the annual meeting of shareholders in 2017, as follows:

Nominee	For	Against	Abstain
Hugo Bagué	37,308,864	24,674	40,484
Samuel A. Di Piazza, Jr.	37,309,418	23,484	41,120
Colin Dyer	37,313,120	20,718	40,184
Dame DeAnne Julius	37,309,144	23,680	41,198
Ming Lu	37,191,455	141,459	41,108
Martin H. Nesbitt	37,141,208	190,019	42,795
Sheila A. Penrose	37,120,991	212,848	40,183
Ann Marie Petach	37,311,189	19,808	43,025
Shailesh Rao	37,306,146	26,752	41,124
Christian Ulbrich	37,276,881	54,026	43,115

In the case of each nominee for Director, there were also 3,248,849 broker non-votes.

2.	The non-binding advisory proposal regarding executive compensation (“say on pay”) was approved by the following shareholder vote:

For	Against	Abstain
35,232,995	1,298,874	842,153

There were 3,248,849 broker non-votes on this proposal.

3.	The appointment of KPMG, LLP to serve as our independent registered public accounting firm for the year 2016 was ratified by the following shareholder vote:

For	Against	Abstain
40,312,330	266,409	44,132

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 2, 2016
Jones Lang LaSalle Incorporated

By: /s/ Mark J. Ohringer
Name: Mark J. Ohringer
Title: Executive Vice President, Global General Counsel and Corporate Secretary